                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           GOLF TRUST OF AMERICA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            GOLF TRUST OF AMERICA, INC.

                    NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

     Notice is hereby given that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Golf Trust of America, Inc. (the "Company") will be held at the Mills House Hotel, 115 Meeting Street, Charleston, South Carolina, on May 3, 1999 at 9:30 a.m. for the following purposes:

     1.   to ratify the 1998 Stock-Based Incentive Plan;

     2.   to elect two directors to the Board of Directors of the Company; and

     3. to transact such other business as may properly be brought before the 1999 Annual Meeting or any adjournments or postponements thereof.

     The close of business on April 1, 1999 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only holders of record of the Company's sole class of Common Stock at such time will be entitled to vote.

     You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, please promptly sign, date and return the enclosed proxy card in the enclosed self-addressed, postage prepaid envelope.
It will assist us in keeping down the expenses of the Annual Meeting if all stockholders, whether you own a few shares or many shares, return your signed proxies promptly.

     A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING MUST BE REPRESENTED AT THE ANNUAL MEETING, IN PERSON OR BY PROXY, IN ORDER TO CONSTITUTE A QUORUM AT THE ANNUAL MEETING. PLEASE RETURN YOUR PROXY CARD IN ORDER TO ENSURE THAT A QUORUM IS OBTAINED AND TO AVOID THE ADDITIONAL COSTS TO THE COMPANY OF ADJOURNING THE ANNUAL MEETING AND RESOLICITING PROXIES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF COMMON STOCK IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                    YOUR VOTE IS IMPORTANT.

                    By Order of the Board of Directors,




                              /s/ David Dick Joseph
                              -------------------------------------
                              David Dick Joseph
                              Secretary
Charleston, South Carolina
April 1, 1999

                                  PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Golf Trust of America, Inc. (the "Company" or "Golf Trust") for use at the Annual Meeting of Stockholders to be held on May 3, 1999 (the "1999 Annual Meeting").

     The Company's principal executive offices are located at 14 North Adger's Wharf, Charleston, South Carolina, 29401. A copy of the Company's 1998 Annual Report to Stockholders, this Proxy Statement and accompanying proxy card will be first mailed to stockholders on or about April 1, 1999. The 1998 Annual Report to Stockholders, however, is not part of the proxy solicitation material. The Company will provide a copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, without charge to any shareholder who so requests in writing to Golf Trust of America, Inc., 14 North Adger's Wharf, Charleston, SC 29401, Attention: Investor Relations.

VOTING PROCEDURES

     A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if mailed in the United States.

     You have three choices on each of the matters to be voted upon at the 1999 Annual Meeting:

  1. Concerning the ratification of the Company's 1998 Stock-Based Incentive Plan (the "Plan"), you may: (a) vote "For" the plan; (b) vote "Against" the plan; or (c) "Abstain" from voting on the plan. As discussed below, if you abstain from voting on the plan it will have the effect of a vote "Against" the plan if a quorum is present.

  2. Concerning the election of directors, you may: (a) vote for all of the director nominees; (b) withhold authority to vote for all director nominees; or (c) vote for one director nominee and withhold authority to vote for the other director nominee.

     Stockholders may vote by completing and returning the enclosed proxy card prior to the 1999 Annual Meeting, by voting in person at the 1999 Annual Meeting or by submitting a signed proxy card at the 1999 Annual Meeting.

     YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD REGARDLESS OF HOW MANY OR FEW SHARES YOU OWN AND WHETHER
                     OR NOT YOU PLAN TO ATTEND THE MEETING.

     You may revoke your proxy at any time before it is actually voted at the 1999 Annual Meeting by: (a) delivering written notice of your revocation to the Secretary of the Company at 14 North Adger's Wharf, Charleston, South Carolina, 29401; (b) submitting a later dated proxy; or (c) attending the 1999 Annual Meeting and voting in person. Attendance at the 1999 Annual Meeting will not, by itself, constitute revocation of the proxy. You may also be represented by another person present at the 1999 Annual Meeting by executing a form of proxy designating such person to act on your behalf.

     Each unrevoked proxy card properly signed and received prior to the close of the 1999 Annual Meeting will be voted as indicated. Unless otherwise specified on the proxy, the shares represented by a signed proxy card will be voted FOR proposal 1 and FOR each director nominee named in proposal 2 on the proxy card and will be voted in the discretion of the persons named as proxies on the other business that may properly come before the 1999 Annual Meeting.

     The presence at the 1999 Annual Meeting, in person or by proxy, of a majority of the shares of the Company's Common Stock ("Common Stock") issued and outstanding as of April 1, 1999, will constitute a quorum. A quorum is necessary for the transaction of business at the 1999 Annual Meeting. The Company will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voting for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary voting authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be treated as abstentions with respect to that matter.

     Votes cast at the 1999 Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the 1999 Annual Meeting.

SHARES ENTITLED TO VOTE AND REQUIRED VOTE

     Holders of record of the Company's sole class of Common Stock at the close of business on April 1, 1999 are entitled to vote at the 1999 Annual Meeting. On March 10, 1999, 7,680,956 shares of Common Stock were outstanding. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, is sufficient to take or authorize action upon any matter which may properly come before the 1999 Annual Meeting. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. Each share of Common Stock is entitled to one vote.


                                     PROPOSAL 1:

RATIFICATION OF THE COMPANY'S 1998 STOCK-BASED INCENTIVE PLAN

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE 1998 STOCK-BASED INCENTIVE PLAN.

     The Company has established the 1998 Stock-Based Incentive Plan (as defined below) for its executive officers and other key employees associated with the Company. At the 1999 Annual Meeting, Company stockholders are being asked to ratify the Company's 1998 Stock-Based Incentive Plan. If the Stockholders do not ratify the 1998 Stock-Based Incentive Plan, the Board of Directors will consider, but not be required to, terminate or amend the 1998 Stock-Based Incentive Plan.

     On November 11, 1998, the Compensation Committee recommended approval and the Board of Directors adopted the Golf Trust of America, Inc. 1998 Stock-Based Incentive Plan (the "1998 Stock-Based Incentive Plan"). A maximum of 500,000 shares of Common Stock may be issued under the 1998 Stock-Based Incentive Plan, which amount has been reserved for issuance by the Board of Directors. Through the date hereof, the Compensation Committee has awarded grants relating to 350,000 options and 44,000 restricted stock grants (such that 106,000 shares remain available for grant) under the 1998 Stock-Based Incentive Plan. The 1998 Stock-Based Incentive Plan will be filed as an exhibit to the Company's Annual Report in Form 10-K for the year ended December 31, 1998 and appears as Appendix A in the copy of this Proxy Statement filed with the SEC.

     Certain terms of the 1998 Stock-Based Incentive Plan are described below.

     PURPOSE. By enabling participants to share in ownership of the Company, the 1998 Stock-Based Incentive Plan provides additional means with which the Company can attract, motivate, retain and reward its officers and key employees. The 1998 Stock-Based Incentive Plan is designed to provide incentives to officers and key employees to maximize the Company's stock price and cash flow available for distribution. The Company has three officers and other key employees who will be eligible participants. At the Compensation Committee's discretion, awards under the Stock-Based Incentive Plans may take the form of stock options, stock appreciation rights, restricted stock awards, performance share awards and/or stock bonuses (collectively "Awards").

     ADMINISTRATION. The 1998 Stock-Based Incentive Plan is administered by the Compensation Committee, which is authorized to select from among the eligible persons the individuals to whom awards are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof.
The Compensation Committee is authorized to adopt, amend and rescind rules relating to the administration of the Plan. No member of the Compensation Committee is eligible to participate in the 1998 Stock-Based Incentive Plan.

     AWARDS UNDER THE 1998 STOCK-BASED INCENTIVE PLAN. The 1998 Stock-Based Incentive Plan authorizes the Compensation Committee to make the following types of awards to eligible employees:

     - NON-QUALIFIED STOCK OPTIONS, which provide for the right to purchase Common Stock at a specified price that may be less than fair market value on the date of grant (but not less than par value), and usually become exercisable in installments after the grant date. Non-qualified stock options may be granted for any reasonable term.

     - INCENTIVE STOCK OPTIONS, which are designed to comply with the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of the Common Stock on the grant date and a 10 year restriction on their term, but may be subsequently modified to disqualify them from treatment as incentive stock options.

     - RESTRICTED STOCK, which may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Compensation Committee. Consideration for restricted stock may include notes and past services. Restricted stock, typically, may be repurchased by the Company at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

     - PERFORMANCE AWARDS, which may be granted by the Compensation Committee on an individual or group basis. Generally, these awards will be based upon specific agreements and may be paid in cash or in Common Stock or in a combination of cash and Common Stock Performance awards may include "phantom" stock awards that provide for payments based upon increases in the price of the Company's Common Stock over a predetermined period. Performance awards may also include bonuses which may be granted by the Compensation Committee on an individual or group basis and which may be payable in cash or in Common Stock or in a combination of cash and Common Stock.

     - STOCK APPRECIATION RIGHTS ("SARS"), may be granted under the 1998 Stock-Based Incentive Plan and may be made in tandem with other Awards or independently. Each SAR entitles the holder, upon exercise, to receive the difference between the initial share value specified in the SAR Award and the fair market value of a share of Common Stock on the date of exercise. At the Compensation Committee's discretion, payments under SARs may be made in cash, shares of Common Stock (valued at fair market value) or any combination thereof.
     - AMENDMENT OF THE 1998 STOCK-BASED INCENTIVE PLAN. The Board may, at any time, terminate or, from time to time, amend, modify or suspend the 1998 Stock-Based Incentive Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Compensation Committee shall retain jurisdiction as to awards then outstanding. Any amendment that would (i) materially increase the benefits accruing to participants under the 1998 Stock-Based Incentive Plan, (ii) materially increase the aggregate number of securities that may be issued under the 1998 Stock-Based Incentive Plan, or (iii) materially modify the requirements as to eligibility for participation in the 1998 Stock-Based Incentive Plan, shall be subject to shareholder approval only to the extent then required by Section 425 of the Code or applicable law, or deemed necessary or advisable by the Board. Without limiting any other express authority of the Compensation Committee under but subject to the express limits of the 1998 Stock-Based Incentive Plan, the Compensation Committee by agreement or resolution may waive conditions of or limitations on awards to participants that the Compensation Committee in the prior exercise of its discretion has imposed, without the consent of a participant, and may make other changes to the terms and conditions of awards that do not affect in any manner materially adverse to the participant, his or her rights and benefits under an award. No amendment, suspension or termination of the 1998 Stock-Based Incentive Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Company under any award granted prior to the effective date of such change.

     - SECURITIES ACT REGISTRATION. The Company intends to register the securities subject to the 1998 Stock-Based Incentive Plan on Form S-8 under the Securities Act, as amended, shortly after stockholder ratification.


BENEFITS UNDER THE 1998 STOCK-BASED INCENTIVE PLAN


     Certain information regarding awards given pursuant to the 1998 Stock-Based Incentive Plan is listed below.

-------------------------------------------------------------------------------
                    1998 STOCK-BASED INCENTIVE PLAN BENEFITS (1)
-------------------------------------------------------------------------------


                                                                         NUMBER OF SHARES/     EXERCISE PRICE/      CURRENT DOLLAR
      NAME AND POSITION         DATE OF GRANT       TYPE OF GRANT          STOCK OPTIONS        PURCHASE PRICE        VALUE (2)
-----------------------------------------------------------------------------------------------------------------------------------
 W. Bradley Blair, II             11/11/98      options                       155,000              $25.063                ---
  CEO and President                3/10/99       restricted stock              20,000              $   .01             $455,000


 David Dick Joseph Executive      11/11/98      options                       110,000              $25.063               ---
 Vice President                    3/10/99       restricted stock              10,000              $   .01             $227,500


 Scott D. Peters                  11/11/98      options                        85,000              $25.063                ---
 Chief Financial Officer           3/10/99       restricted stock              14,000              $   .01             $318,500



 All Current Executive            11/11/98      options                       350,000              $25.063                ---
 Officers (as a group)             3/10/99      restricted stock               44,000              $   .01           $1,001,000

-----------------------------------------------------------------------------------------------------------------------------------

(1) This table reports grants to date under the 1998 Stock-Based Incentive Plan. The amounts and recipients of future grants, if any, are indeterminable.
(2) Calculated as the excess, if any, of the closing market price of the Common Stock on March 10, 1999 of $22.75 over the exercise price or purchase price as the case may be, multiplied by the number of shares underlying the grant.

SECURITIES LAWS

     The 1998 Stock-Based Incentive Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The 1998 Stock-Based Incentive Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted under applicable law, the 1998 Stock-Based Incentive Plan and awards granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

GENERAL FEDERAL TAX CONSEQUENCES UNDER THE 1998 STOCK-BASED INCENTIVE PLAN

     Under current federal laws, in general, recipients of awards and grants of non-qualified stock options, SAR's, restricted stock, deferred stock, dividend equivalents, performance awards and stock payments under the 1998 Stock-Based Incentive Plan are taxable under Section 83 of the Code upon their receipt of Common Stock or cash with respect to such awards or grants and, subject to
Section 162(m) of the Code, the Company will be entitled to an income tax deduction with respect to the amounts taxable to such recipients. Under Sections 421 and 422 of the Code, recipients of incentive stock options are generally not taxable on their receipt of Common Stock upon their exercise of incentive stock options if the incentive stock options and option stock are held for certain minimum holding periods and, in such event, the Company is not entitled to income tax deductions with respect to such exercises. Participants in the 1998 Stock-Based Incentive Plan have or will be provided with detailed information regarding the tax consequences relating to the various types of awards and grants under the plan.

     In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent that the otherwise allowable tax deductions attributable to compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" established by a compensation committee comprised solely of two or more outside directors of the corporation if the material terms of the compensation arrangement are adequately disclosed to, and approved by, stockholders. Stock options and SARs granted under the 1998 Stock-Based Incentive Plan will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the material terms of the plan are disclosed to, and approved by, the Company's stockholders, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Rights or awards granted under the 1998 Stock-Based Incentive Plan, other than stock options and SARs, will not qualify as "performance-based compensation" for purposes of Section 162(m) unless such rights or awards meet certain requirements designed to ensure that the right or awards are granted or vest upon preestablished objective performance goals established by a qualifying compensation committee, the material terms of which are disclosed to and approved by the stockholders of the Company, and the compensation committee certifies that the performance goals were in fact satisfied.

     The Company has attempted to structure the 1998 Stock-Based Incentive Plan in such a manner that, subject to obtaining stockholder ratification of the 1998 Stock-Based Incentive Plan, the tax deductions attributable to stock options and SARs granted under the plan which meet the other requirements of Section 162(m) will not be subject to the $1,000,000 limitation.

                                     PROPOSAL 2:

                                ELECTION OF DIRECTORS

     The Charter of the Company provides for the Company's Board of Directors to be divided into three classes, serving staggered terms so that the current directors' terms expire at the 1999, 2000 and 2001 Annual Meetings of Stockholders. The preceding notwithstanding, directors serve until their successors have been duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed. The following persons shall be designated as nominees to serve on the Board until the 2002 Annual Meeting:
Mr. W. Bradley Blair, II and Mr. Raymond V. Jones. If either of such nominees should unexpectedly become unavailable for election, proxies will be voted for the election of persons selected as nominees in their place by the Board of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF MESSRS. BLAIR AND JONES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE 2002 ANNUAL MEETING, AT WHICH TIME THEIR SUCCESSORS WILL BE ELECTED AND QUALIFIED.

     Certain information about Messrs. Blair and Jones is set forth below.


Name                                       Age        Position
----                                       ---        --------

W. Bradley Blair, II (1)..................  55        Chief Executive Officer,
President, Chairman                                   of the Board

Raymond V. Jones (2)......................  51        Independent Director


-------------------------------------------------------------------------------

(1)  Nominating Committee Member.
(2)  Audit Committee Member.

         Mr. Blair is the Chairman of the Board of Directors, Chief Executive Officer and President of the Company. From 1993 until the Company's IPO, Mr. Blair served as Executive Vice President, Chief Operating Officer and General Counsel for The Legends Group Ltd. As an officer of Legends Group Ltd., Mr. Blair was responsible for all aspects of operations, including acquisitions, development and marketing. From 1978 to 1993, Mr. Blair was the managing partner at Blair, Conaway Bograd & Martin, P.A., a law firm, specializing in real estate, finance, taxation and acquisitions. Mr. Blair received a Bachelor of Science Degree in Business from Indiana University and a Juris Doctorate from the University of North Carolina at Chapel Hill Law School.

         Mr. Jones is an Independent Director. From 1984 to 1994 he was Managing Partner of Summit Properties Limited Partnership before such entity went public in 1994. From 1994 until retiring in March 1998, Mr. Jones was the Executive Vice President of Summit Properties Inc. ("Summit"). Summit is a publicly-traded REIT listed on the New York Stock Exchange and is one of the largest developers and operators of luxury garden multi-family apartment communities in the Southeastern United States. While at Summit, Mr. Jones oversaw the development of 26 communities comprising nearly 6,500 apartment homes in Georgia, North Carolina, South Carolina and Ohio. Prior to 1984, Mr. Jones served as General Operations Manager for both the Charlotte and Houston divisions of Ryan Homes, Inc. Mr. Jones earned a B.A. in Political Science from George Washington University.

                            OTHER MATTERS AT THE MEETING

         The Board of Directors does not know of any matters to be presented at the 1999 Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the 1999 Annual Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

                     THE BOARD OF DIRECTORS AND ITS COMMITTEES

         BOARD OF DIRECTORS. The Company is currently managed by a Board of Directors, that is composed of seven members, a majority of which are independent of the Company's management. The Board met four times in 1998 and acted by unanimous consent on seven other occasions. The Compensation Committee acted by unanimous consent three times and the Audit Committee met once during a regular board meeting. Each of the directors either attended or participated by speakerphone in at least 75% of the total number of meetings of the Board of Directors and of the committees of the Company of which he was a member.

         AUDIT COMMITTEE. The Board of Directors has established an audit committee consisting of three Independent Directors (the "Audit Committee"). Mr. Jones is currently the chairman of the Audit Committee. The Audit Committee's role is to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accounts, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

         COMPENSATION COMMITTEE. The Board of Directors has established a Compensation Committee (the "Compensation Committee") to determine compensation, including awards under the Company's stock incentive plans, for the Company's executive officers. The Compensation Committee consists of three Independent Directors. The current chairman is Mr. Chapman. The Compensation Committee report is set forth within this document.

         NOMINATING COMMITTEE. The Board of Directors has established a nominating committee (the "Nominating Committee") to nominate individuals for elections to the Board of Directors. The Nominating Committee consists of two Independent Directors and Mr. Blair. The current chairman is Mr. Blair. The Nominating Committee will consider nominees recommended by security holders. (A shareholder wishing to recommend a nominee should contact the Secretary of the Company; David Dick Joseph at (843) 723-4653.)

         The Company may from time to time form other committees as circumstances warrant. Such committees will have authority and responsibility as delegated by the Board of Directors.

                             COMPENSATION OF DIRECTORS

         The Company pays its Independent Directors fees for their services as directors. Directors receive annual compensation of $10,000 plus a fee of $1,000 for attendance at each meeting of the Board of Directors (whether in person or telephonically) and $500 for attending committee meetings. Directors who are not Independent Directors are not paid any director fees. The Company reimburses directors for their reasonable and documented out-of-pocket travel expenses. As described below, the Independent Directors receive automatic annual grants of options to purchase 5,000 shares of Common Stock at the stock's fair market value on the date of grant.

DIRECTORS' PLAN

         On January 28, 1997 the Company's sole stockholder approved the Board of Directors' adoption of the Golf Trust of America 1997 Non-Employee Directors' Plan (the "Directors' Plan").

         SHARE AUTHORIZATION. A maximum of 100,000 shares of Common Stock may be issued under the Directors' Plan except that the share limitation and terms of outstanding awards may be adjusted, as the Compensation Committee deems appropriate, in the event of a stock dividend, stock split, combination, reclassification, recapitalization or other similar event.

         ELIGIBILITY. The Directors' Plan provides for the grant of options to purchase Common Stock to each eligible director of the Company. No director who is an employee of the Company or an owner who contributes a golf course to the Company and receives OP Units is eligible to participate in the Directors' Plan. Consequently, only the Independent Directors are eligible to participate.

         OPTIONS. Pursuant to the Directors' Plan each eligible director was awarded non-qualified options to purchase 5,000 shares of Common Stock in connection with the Company's Initial Public Offering ("IPO"). Such initial grants are exercisable at the IPO price of $21.00 per share. Each subsequently elected eligible director will receive non-qualified options to purchase 5,000 shares of Common Stock on the date such director is first elected or appointed to the Board of Directors. The Directors' Plan also provides for an automatic annual grant to each eligible Director of options to purchase 5,000 shares of Common Stock on the anniversary of the IPO, beginning in 1998. Accordingly, each director was awarded non-qualified options to purchase 5,000 options at $29.00 per share on February 7, 1998 and non-qualified options to purchase 5,000 shares at $24.50 per share on February 6, 1999. The exercise price of all options grants under the Directors' Plan is 100% of the fair market value of the Common Stock on the date of grant. All awards under the Directors' Plan vest immediately upon grant. The exercise price may be paid in cash, cash equivalents, Common Stock or a combination thereof acceptable to the Compensation Committee. Options granted under the Directors' Plan are exercisable for 10 years from the date of grant.

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES RELATING TO OPTIONS. Generally, an eligible director does not recognize any taxable income, and the Company is not entitled to a deduction, upon the grant of an option. Upon the exercise of an option the eligible director recognizes ordinary income equal to the excess of the fair market value of the shares acquired over the option exercise price, if any. Special rules may apply as a result of Section 16 of the Exchange Act. The Company is generally entitled to a deduction equal to the compensation taxable to the eligible director as ordinary income. Eligible directors may be subject to backup withholding requirements for federal income tax.

         AMENDMENT AND TERMINATION. The Directors' Plan provides that the Board may amend or terminate the Directors' Plan, but the terms relating to the amount, price and timing of awards may not be amended more than once every six months other than to comport with changes in the Code, or the rules and regulations thereunder. An amendment will not become effective without stockholder approval if the amendment materially (i) increases the number of shares that may be issued under the Directors' Plan, (ii) changes the eligibility requirements or (iii) increases the benefits that may be provided under the Directors' Plan. No options may be granted under the Directors' Plan after December 31, 2006.

DIRECTORS AND OFFICERS INSURANCE

         The Company maintains directors and officers liability insurance. Directors and officers liability insurance insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons while acting as directors and officers of the Company, and the Company to the extent that it has indemnified the directors and officers for such loss.

INDEMNIFICATION

         The Charter provides that the Company shall indemnify its officers and directors against certain liabilities to the fullest extent permitted under applicable law. The Charter also provides that the directors and officers of the Company be exculpated from monetary damages to the fullest extent permitted under applicable law.

                               DIRECTORS AND OFFICERS


         The Company's Board of Directors consists of seven (7) members. The directors include W. Bradley Blair II, Chairman, Chief Executive Officer and President of the Company, David Dick Joseph, Executive Vice President and Secretary of the Company and Larry D. Young, founder of The Legends Group and contributor of seven of the Company's ten original golf courses. The remaining directors are independent directors who are not employees of the Company (the "Independent Directors"). Subject to severance compensation rights pursuant to any employment agreements, officers of the Company serve at the pleasure of the Board of Directors.

         Set forth below is information with respect to the Company's directors and executive officers.


                                                                                                  Year Elected      Current Board
Name                                 Age        Position                                            to Board       Term Expiration
-----------------------------------------------------------------------------------------------------------------------------------
W. Bradley Blair, II (3)...........  55         Chairman of the Board of Directors, Chief             1997              1999
                                                Executive Officer and President

David Dick Joseph..................  39         Director, Executive Vice President, and               1997              2001
                                                Secretary

Scott D. Peters....................  41         Senior Vice President and Chief Financial              N/A               N/A
                                                Officer

Larry D. Young.....................  57         Director                                              1997              2000

Roy C. Chapman (1)(2)(3)...........  58         Independent Director                                  1997              2001

Raymond V. Jones (1)...............  51         Independent Director                                  1997              1999

Fred W. Reams (2)(3)...............  56         Independent Director                                  1997              2000

Edward L. Wax (1)(2)...............  62         Independent Director                                  1997              2000

-----------------------------------------------------------------------------------------------------------------------------------

         (1)  Audit Committee Member.
         (2)  Compensation Committee Member.
         (3)  Nominating Committee Member.


         Mr. Blair is the Chairman of the Board of Directors, Chief Executive Officer and President of the Company. From 1993 until the Company's IPO, Mr. Blair served as Executive Vice President, Chief Operating Officer and General Counsel for The Legends Group. As an officer of Legends Group Ltd., Mr. Blair was responsible for all aspects of operations, including acquisitions, development and marketing. From 1978 to 1993, Mr. Blair was the managing partner at Blair, Conaway Bograd & Martin, P.A., a law firm, specializing in real estate, finance, taxation and acquisitions. Mr. Blair received a Bachelor of Science Degree in Business from Indiana University and a Juris Doctorate from the University of North Carolina at Chapel Hill Law School.

         Mr. Joseph is Executive Vice President of the Company. From 1993 until the Company's IPO, Mr. Joseph worked with the Inland Group, Inc. as a consultant specializing in real estate investment banking and golf course finance. From 1983 to 1992 Mr. Joseph served as Vice President of Development and Asset/Portfolio Management for Thoner & Birmingham Development Corporation, a golf and country club community developer that is affiliated with the prior owner of Northgate Country Club, one of the Company's golf courses. While with Thoner & Birmingham Development Corporation, Mr. Joseph's responsibilities included many aspects of golf course and country club development, finance, operations and management. Mr. Joseph received a Bachelor of Science in Business Administration from Central Missouri State University. Mr. Joseph is a Certified Commercial Investment Member. In last year's annual report and proxy statement, Mr. Joseph was referred to as David
J. Dick, which was his legal name prior to March 10, 1998.

        Mr. Peters is Senior Vice President and Chief Financial Officer of the Company. From 1992 through 1996, Mr. Peters served as Senior Vice President and Chief Financial Officer of the Pacific Holding Company in Los Angeles, where he participated in the management of a 4,000 acre real estate portfolio consisting of residential, commercial and country club properties focusing on master-planned golf communities. From 1988 to 1992, Mr. Peters served as Senior Vice President and Chief Financial Officer of Castle & Cooke Homes, Inc; and during 1990 and 1991 lectured on Real Estate Finance and Asset Management at California State University at Bakersfield. Mr. Peters became a certified public accountant and worked with Arthur Andersen & Co. and Laventhol & Horwath from 1981 to 1985. From 1986 to 1988, Mr. Peters worked with a general partnership that managed the construction of the Scottsdale Princess Resort. He received a Bachelor of Arts degree in Accounting and Finance with honors from Kent State University and a Masters Degree in Taxation from the University of Akron, Ohio.

         Mr. Young is a director of the Company and is the founder of The Legends Group. Mr. Young has been involved in the golf business for 35 years, and for 25 of those years in Myrtle Beach, South Carolina. In 1975 he moved to Myrtle Beach, where he started what became The Legends Group, a leading golf course owner, developer and operator in the Southeast and Mid-Atlantic regions of the United States. Mr. Young has developed 10 courses during that time, nine of which have received national recognition, including four courses which were rated the best new course in their respective category in the year developed by GOLF DIGEST magazine. Mr. Young has served in numerous capacities in golf industry related non-profit organizations.

         Mr. Chapman is an Independent Director. Mr. Chapman currently is the Chairman, Chief Executive Officer and principal stockholder of Human Capital Resources, Inc., which was formed to assist students to finance higher education. From 1987 until his retirement in February 1993, he was Chairman and Chief Executive Officer of Cache, Inc., the owner and operator of a nationwide chain of upscale women's apparel stores. He has served as the Chief Financial and Administrative Officer of Brooks Fashion Stores and was a partner in the international accounting and consulting firm of Coopers & Lybrand LLP. Mr. Chapman has also served as a member of the staff of the Division of Market Regulation of the Securities and Exchange Commission and acted as a consultant to the Special Task Force to Overhaul the Securities Investors Protection Act.

         Mr. Jones is an Independent Director. From 1984 to 1994 he was Managing Partner of Summit Properties Limited Partnership before such entity went public in 1994. From 1994 until retiring in March 1998, Mr. Jones was the Executive Vice President of Summit Properties Inc. ("Summit"). Summit is a publicly-traded REIT listed on the New York Stock Exchange and is one of the largest developers and operators of luxury garden multifamily apartment communities in the Southeastern United States. While at Summit, Mr. Jones oversaw the development of 26 communities comprising nearly 6,500 apartment homes in Georgia, North Carolina, South Carolina and Ohio. Prior to 1984, Mr. Jones served as General Operations Manager for both the Charlotte and Houston divisions of Ryan Homes, Inc. Mr. Jones earned a B.A. in Political Science from George Washington University.

         Mr. Reams is an Independent Director. Since 1981 Mr. Reams has served as the President of Reams Asset Management Company, LLC ("Reams Management"), an independent private investment firm which he co-founded. Reams Management employs a staff of 20 persons and manages approximately $5 billion in assets. In addition, Mr. Reams has served as President of the Board of Directors of the Otter Creek Golf Course since 1981. Otter Creek, located in Indiana and rated in the top 25 public courses by GOLF DIGEST in 1990, recently expanded to 27 holes and has hosted several noteworthy tournaments including multiple U.S. Open and U.S. Senior Open Qualifiers, four American Junior Golf Association Championships, The National Pub Linx Championship and over 20 state amateur championships.

         Mr. Wax is an Independent Director. Mr. Wax is currently Chairman Emeritus of Saatchi & Saatchi, a worldwide advertising and ideas company. From 1992 until his appointment to his current position in 1997, Mr. Wax served as Chairman and Chief Executive Officer of Saatchi & Saatchi. Mr. Wax has been responsible at Saatchi for the operations of 143 offices, in 87 countries. Mr. Wax has been employed by Saatchi & Saatchi since 1982. Mr. Wax was formerly Chairman of The American Association of Advertising Agencies as well as a director of both the Ad Council and the Advertising Educational Foundation. Mr. Wax also serves on the Board of Directors of Dollar Thrifty Automotive Group. Mr. Wax holds a M.B.A. degree from the Wharton Graduate School of Business and an undergraduate degree from Northeastern University.

                               EXECUTIVE COMPENSATION

          The Company has three executive officers. Prior to its IPO in February, 1997, the Company did not pay any compensation to its executive officers. The following tables set forth 1997 and 1998 compensation (on an annualized basis) and certain information regarding stock option and restricted stock grants made through the date hereof to the Company's executive officers.


------------------------------------------------------------------------------------------------------------------------------
                                               SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------
                                                                                                         LONG-TERM
                                                              ANNUAL COMPENSATION                      COMPENSATION
------------------------------------------------------------------------------------------------------------------------------
                                                                                                RESTRICTED        SECURITIES
                                                                                                  STOCK           UNDERLYING
                                                                                                  AWARDS            OPTIONS
        NAME                   PRINCIPAL POSITION       YEAR      SALARY (1)     BONUS (2)          (3)             GRANTED
------------------------------------------------------------------------------------------------------------------------------
 W. Bradley Blair, II      Chief Executive Officer and  1998       $ 300,000      $328,929       $275,703         155,000 (4)
                           President                    1997       $ 250,000      $280,133       $785,325         400,000 (4)

 David Dick Joseph         Executive Vice President     1998       $ 190,000      $173,014       $226,461         110,000 (5)
                                                        1997       $ 150,000      $156,903       $654,437         330,000 (5)

 Scott D. Peters (6)       Chief Financial Officer      1998       $ 160,000      $173,014       $105,067          85,000 (7)
                                                        1997       $ 138,500      $117,271       $392,663         140,000 (7)

------------------------------------------------------------------------------------------------------------------------------

(1) Amounts given for 1997 are annualized totals for the amounts paid from the Company's IPO on February 12, 1997 through December 31, 1997. No salary was paid prior to completion of the Company's IPO on February 12, 1997.


(2) Listed bonuses for 1997 consist of amounts paid in lieu of first and second quarter dividends on then pending restricted stock grants prior to the date of issuance of such restricted stock, as well as performance related bonuses earned in 1997 but paid in 1998. Similarly, listed bonuses in 1998 include performance related bonuses earned in 1998 but paid in 1999. Not included in these amounts are car allowances paid to Messrs. Blair, Joseph and Peters of $7,500, $6,000 and $4,500, respectively for 1997 and $12,000, $9,600, and $7,200 respectively for 1998.

(3) On September 19, 1997, pursuant to the 1997 Stock-Based Incentive Plan, Messrs. Blair, Joseph and Peters were sold 30,000, 25,000 and 15,000 shares of restricted stock, respectively, for the shares' par value when the stock price was $26.1875. On January 1, 1998, Messrs. Blair, Joseph and Peters were sold 9,507, 7,809 and 3,623 shares of restricted stock, respectively, for the shares' par value when the stock price was $29.00. Such grants vest in four equal annual installments on the anniversary of the date of grant. On March 10, 1999, pursuant to the 1998 Stock-Based Incentive Plan, Messrs. Blair, Joseph and Peters were awarded 20,000, 10,000 and 14,000 shares of restricted stock, respectively for the shares' par value when the stock price was $22.75. Such shares will be issued upon American Stock Exchange listing approval and will vest in 5 equal annual installments on the anniversary of the date of grant. Vesting of all restricted stock grants generally is contingent upon each named executive's continued employment with the Company but is subject to acceleration upon termination without cause, changes of control and certain other events defined in such executive's employment agreement and in the award. The Compensation Committee accelerated the 1999 vesting of 2,865, 2,388 and 1,433 shares, which were granted September 19, 1997 to January 4, 1999 for Messrs. Blair, Joseph and Peters, respectively. The amounts shown are the fair market value of the entire award (regardless of vesting) on the date of grant (based on the closing price on the date of grant), less the purchase price paid by each named executive. Under the applicable option plan, dividends are payable on all restricted stock awards prior to vesting.

(4) Mr. Blair was granted: (a) on February 6, 1997, options to purchase 150,000 shares at $21.00 per share; (b) on April 25, 1997, options to purchase 90,000 shares at $24.875 per share; and (c) on May 19, 1997, options to purchase 160,000 shares at $25.75 per shares. All such grants vest in three equal annual installments beginning one year from the date of grant, subject to provisions in Mr. Blair's employment agreement providing for accelerated vesting upon changes of control, termination without "good reason" and certain other events. On November 11, 1998 Mr. Blair was granted options to purchase 155,000 shares at $25.063 per share. This grant vests in five equal annual installments beginning one year from the date of grant, subject to the same acceleration provisions mentioned above.

(5) Mr. Joseph was granted: (a) on February 6, 1997, options to purchase 125,000 shares at $21.00 per share; (b) on April 25, 1997, options to purchase 75,000 shares at $24.875 per share; and (c) on May 19, 1997, options to purchase 130,000 shares at $25.75 per shares. All such grants vest in three equal annual installments beginning one year from the date of grant, subject to provisions in Mr. Joseph's employment agreement providing for accelerated vesting upon changes of control, termination without "good reason" and certain other events. On November 11, 1998, Mr. Joseph was granted options to purchase 110,000 shares at $25.063 per share. This grant vests in five equal annual installments beginning one year from the date of grant, subject to the same acceleration provisions mentioned above.

(6) Effective on July 1, 1997, Scott D. Peters' salary was increased from $125,000 per year to $150,000 per year. Mr. Peters' employment with the Company began on February 12, 1997, the closing date of the IPO. Prior to such date, Mr. Peters was paid a consulting fee totaling $12,000 by The Legends Group, which amount was subsequently reimbursed to The Legends Group by the Company.

(7) Mr. Peters was granted: (a) on February 6, 1997, options to purchase 40,000 shares at $21.00 per share; (b) on April 25, 1997, options to purchase 20,000 shares at $24.875 per share; and (c) on May 19, 1997, options to purchase 80,000 shares at $25.75 per shares. All such grants vest in three equal annual installments beginning one year from the date of grant, subject to provisions in Mr. Peters' employment agreement providing for accelerated vesting upon changes of control, termination without "good reason" and certain other events. On November 11, 1998 Mr. Peters was granted options to purchase 85,000 shares at $25.063 per share. This grant vests in five equal annual installments beginning one year from the date of grant, subject to the same acceleration in provisions mentioned above.

-------------------------------------------------------------------------------
                               OPTION GRANTS IN 1998
-------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                                                               PERCENTAGE
                                                                OF TOTAL                                    POTENTIAL REALIZABLE
                                               NUMBER OF         OPTIONS                                      VALUE AT ASSUMED
                                             SHARES UNDER-     GRANTED TO     EXERCISE                    ANNUAL RATES OF STOCK
                                             LYING OPTIONS      EMPLOYEES    PRICE PER      EXPIRATION     PRICE APPRECIATION FOR
          NAME            DATE OF GRANT       GRANTED (1)        IN 1998       SHARE           DATE             OPTION TERM
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                              5%           10%
                                                                                                         -------------------------
 W. Bradley Blair, II        11/11/98           155,000              36%      $25.063       11/11/2008    $2,443,108   $6,191,315

 David Dick Joseph           11/11/98           110,000              26%      $25.063       11/11/2008    $1,733,818   $4,393,836

 Scott D. Peters             11/11/98            85,000              20%      $25.063       11/11/2008    $1,339,769   $3,395,237

----------------------------------------------------------------------------------------------------------------------------------

(1) Grant awarded pursuant to 1998 Stock-Based Incentive Plan.

-------------------------------------------------------------------------------
               OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                       NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                SHARES                                UNDERLYING UNEXERCISED                 IN-THE-MONEY
                             ACQUIRED ON                                    OPTIONS AT                        OPTIONS AT
           NAME                EXERCISE        VALUE RECEIVED            DECEMBER 31, 1998               DECEMBER 31, 1998 (1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                   EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
 W. Bradley Blair, II            ---                 ---             133,333          421,667          $530,417        $1,477,318

 David Dick Joseph               ---                 ---             110,000          330,000          $439,792        $1,175,153

 Scott D. Peters                 ---                 ---              46,667          178,333          $162,500        $  553,395

-----------------------------------------------------------------------------------------------------------------------------------

(1) The closing price on the AMEX of the class of Common Stock underlying all options was $27.75 on the given date.

EMPLOYMENT AGREEMENTS

         The Company has entered into written employment agreements with W. Bradley Blair, II, David Dick Joseph and Scott D. Peters. The employment agreement with Mr. Blair has a term of four years, commencing February 7, 1997, the employment agreement with Mr. Joseph has a term of three years, commencing February 7, 1997, and the employment agreement with Mr. Peters has a term of two years commencing February 12, 1997, which has been automatically extended for one year. The employment agreements originally provided for an annual salary of $250,000, $150,000 and $150,000 for Messrs. Blair, Joseph and Peters, respectively, with annual performance bonuses determined by the Compensation Committee in connection with the achievement of performance criteria to be determined by the Compensation Committee. In addition, each of Messrs. Blair, Joseph and Peters have received options to purchase shares of Common Stock as described above under the heading "Executive Compensation". Each of Messrs. Blair, Joseph and Peters, or their estates, would receive severance payments and their stock-based compensation immediately would vest in full upon the death, disability, termination of such executive's employment or resignation of such executive, unless such executive resigns without "good cause" or unless the Company terminates such executive's employment with "good reason," i.e., as a result of gross negligence, willful misconduct, fraud or a material breach of the employment agreement. Each such executive will have "good cause" to terminate his employment with the Company in the event of any material reduction in his compensation or benefits, material breach or material default by the Company under his employment agreement or following a change in control of the Company. The severance payments of Messrs. Blair, Joseph and Peters would be equal to base compensation plus bonus at the most recent annual amount for the longer of the balance of the employment term or two years.

         The Compensation Committee may establish additional incentive compensation arrangements for the Company's executive officers and certain key employees.

COVENANTS NOT TO COMPETE

         In their employment agreements, Messrs. Blair, Joseph and Peters have agreed to devote substantially all of their time to the business of the Company and not to engage in any competitive business. They have agreed further not to compete directly with the Company in a business similar to that of the Company for a period of one year following any termination of employment. However, Mr. Blair may continue to invest with Mr. Young and his affiliates in certain residential real estate developments and resort operations.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

THE FOLLOWING REPORT SHOULD NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

         RESPONSIBILITIES OF THE COMPANY'S COMPENSATION COMMITTEE. The Company's executive compensation program is administered under the direction of the Compensation Committee of the Board of Directors of the Company, which is composed of three Independent Directors. The specific responsibilities of the Compensation Committee are to:

          Administer the Company's executive compensation program;

     1. Review and approve compensation awarded to the Company's executive officers pursuant to the executive compensation program;

     2. Monitor the performance of the Company in comparison to performance by executive officers in conjunction with executive officer compensation; and

     3. Monitor compensation awarded to executive officers of the Company in comparison to compensation received by executive officers of the Company's Compensation Committee peer group, as defined below.

          Compensation determinations pursuant to the executive compensation program are generally made at or shortly after the end of the fiscal year.
At the end of the fiscal year, incentive cash bonuses are calculated pursuant to the funds from operations ("FFO") growth criteria which is contained in the respective Golf Trust of America, Inc. incentive compensation plan approved by the Compensation Committee prior to or at the beginning of the fiscal year. Payment of a cash bonus is subject to audited confirmation of the Company's financial performance, which occurs immediately after the end of the fiscal year.

           In fulfilling its responsibilities, the Compensation Committee takes into account recommendations from management as well as the specific factors enumerated herein for specific elements of compensation. The Compensation Committee periodically reviews comparative compensation data.

           THE PHILOSOPHY OF THE COMPENSATION COMMITTEE. The philosophy of the Compensation Committee as reflected in the specific compensation plans included in the executive compensation program is to:

           1. Attract, retain and reward experienced, highly motivated executive officers who are capable of effectively leading and continuing the growth of the Company;

           2. Place more emphasis on short and long-term incentive compensation which is dependent upon both Company and individual performance rather than on base salary;

           3. Reward and encourage executive officer activity that results in enhanced value for stockholders; and

           4. Link both short and long-term incentive compensation as much as possible to the achievement of specific individual and Company goals.

           ELEMENTS OF COMPENSATION. It is the belief of the Compensation Committee that the above philosophy can best be implemented through three separate components of executive compensation with each component designed to reward different performance goals, yet have all three components work together to satisfy the ultimate goal of enhancing stockholder value. The three elements of executive compensation are:

           1. Salary, which compensates the executive for performing the basic job description through the performance of assigned responsibilities;

           2. Cash bonus, which rewards the executive for commendable performance of special designated tasks or outstanding performance of assigned responsibilities during the fiscal year; and

           3. Stock options and/or stock grants, which provide long-term rewards to the executive in a manner directly related to the enhancement of stockholder value.

           In administering each element of compensation, the Compensation Committee considers the integration of that element not only with the other two elements of compensation, but also with additional benefits available to the executive such as the 1997 Employee Stock Purchase Plan, insurance benefits provided by the Company and the retirement savings plan sponsored by the Company.

           BASE SALARY. Base salaries for executive officers are set based on the following factors:

           1. Comparison to executive officer base salaries for the Compensation Committee peer group to the extent such data is available;

           2. Individual performance of the routine designated tasks assigned; and

           3.   Overall experience of the executive officer.

           Messrs. Blair, Joseph and Peters were awarded an increase in their 1998 respective base salaries as set forth in the above Summary Compensation Table.

           CASH BONUSES. The 1998 Incentive Compensation Plan was approved by the Compensation Committee establishing, among other things, the specific per share FFO growth criteria and requisite financial returns on acquisitions upon which executive officers' cash bonuses were dependent. This plan was formulated to foster a team performance among the executive officers in accomplishing various corporate goals, among which, growth in FFO per share of Common Stock was given prime consideration. The cash bonuses set forth above reflect the Compensation Committee's determination of the contribution of the respective executive officers to the achievement of the Company's goals for 1998.

           Management has informed the Compensation Committee that to further promote the Company's philosophy of performance-based compensation for 1998, certain non-executive employees should also have cash bonus elements of compensation.

           STOCK OPTIONS AND STOCK GRANTS. The Compensation Committee believes that awards of stock options or stock grants provide long-term incentive compensation to executive officers that is aligned most directly with the achievement of enhancing value for stockholders. As such, the Compensation Committee believes that awards of stock options or stock grants should be made to executive officers in meaningful amounts on a regular basis. When granting stock, it is the intention of the Compensation Committee to utilize restricted stock grants subject to a three to five year vesting period other than in instances where stock is granted in lieu of cash compensation, in which case the Compensation Committee may award unrestricted stock which is not subject to vesting.

           The number of stock options or stock grants awarded to an executive officer is based on the following criteria:

           1.   Overall responsibility of the executive officer;

           2.   Overall ability to contribute to the growth of the Company; and

           3.   Level of base salary component of compensation.

           The Compensation Committee considers the awards of stock options or restricted stock grants on a current basis only. The existing stockholdings of an individual executive are not taken into consideration when awarding stock options or restricted stock grants.

           DEFINITION OF FUNDS FROM OPERATIONS (FFO). As noted above, certain elements of executive compensation are based on achieving specific goals in Per Share FFO growth. FFO is defined as income or loss before minority interest of unit holders of the Operating Partnership, extraordinary items and non-recurring formation expenses and certain non-cash items, primarily depreciation. Industry analysts consider FFO to be an appropriate measure of the performance of an equity REIT.

           COMPENSATION COMMITTEE PEER GROUP. The Compensation Committee compares both the individual components as well as total compensation of executive officers to compensation practices in the comparative market by periodically reviewing data on the Compensation Committee peer group provided by management or outside consultants. The Compensation Committee peer group is primarily a sampling of REITs with similar characteristics to the Company as well as some similar sized companies from other industries. Utilization of this comparative data provides assurance to both executive officers and the Company's stockholders that executive officers are being compensated adequately yet reasonably in the context of the overall market.

           A portion of the REITs that comprise the Compensation Committee peer group as defined above, are also included in the National Association of Real Estate Investment Trust ("NAREIT") equity index that is the basis for the Company Performance Graph contained elsewhere in this Proxy statement. However, not all of those REITs are included in the Compensation Committee peer group. The Compensation Committee believes that the equity REITs that comprise the Compensation Committee peer group are the best comparisons for the Company and its executive compensation program.

               By: The Compensation Committee composed of:
               Roy C. Chapman
               Fred W. Reams
               Edward L. Wax

                              STOCK PERFORMANCE CHART

The following graph information reflects the Company's stock price since inception in February 1997:


----------------------------------------------------------------------------------
                   GOLF TRUST OF
   PERIOD           AMERICA, INC.        S&P 500 INDEX           NAREIT INDEX
----------------------------------------------------------------------------------
                  PRICE      INDEX      PRICE      INDEX       PRICE      INDEX
----------------------------------------------------------------------------------
   FEB-97         24.25     100.00     444.72     100.00       106.82     100.00
----------------------------------------------------------------------------------
   MAR-97         24.38     100.52     426.18      95.83       105.48      98.75
----------------------------------------------------------------------------------
   APR-97         25.50     105.15     452.03     101.64       102.42      95.88
----------------------------------------------------------------------------------
   MAY-97         27.25     112.37     479.70     107.86       105.03      98.33
----------------------------------------------------------------------------------
   JUN-97         27.81     114.69     500.77     112.60       109.67     102.67
----------------------------------------------------------------------------------
   JUL-97         28.25     116.49     541.00     121.65       112.31     105.14
----------------------------------------------------------------------------------
   AUG-97         27.50     113.40     511.24     114.96       111.44     104.32
----------------------------------------------------------------------------------
   SEP-97         27.00     111.34     538.81     121.16       120.16     112.48
----------------------------------------------------------------------------------
   OCT-97         26.06     107.48     521.12     117.18       116.36     108.93
----------------------------------------------------------------------------------
   NOV-97         27.00     111.34     545.21     122.60       117.66     110.15
----------------------------------------------------------------------------------
   DEC-97         29.00     119.59     554.18     124.61       119.50     111.87
----------------------------------------------------------------------------------
   JAN-98         29.13     120.10     560.88     126.12       118.29     110.74
----------------------------------------------------------------------------------
   FEB-98         28.88     119.07     601.14     135.17       115.69     108.30
----------------------------------------------------------------------------------
   MAR-98         31.38     129.38     631.98     142.11       117.25     109.76
----------------------------------------------------------------------------------
   APR-98         32.63     134.54     639.06     143.70       112.67     105.47
----------------------------------------------------------------------------------
   MAY-98         32.75     135.05     627.85     141.18       111.08     103.99
----------------------------------------------------------------------------------
   JUN-98         34.38     141.75     653.72     146.99       110.10     103.07
----------------------------------------------------------------------------------
   JUL-98         30.63     126.29     646.73     145.42       102.21      95.69
----------------------------------------------------------------------------------
   AUG-98         26.50     109.28     553.86     124.54        91.01      85.20
----------------------------------------------------------------------------------
   SEP-98         29.75     122.68     589.04     132.45        96.32      90.17
----------------------------------------------------------------------------------
   OCT-98         26.75     110.31     635.58     142.92        93.10      87.16
----------------------------------------------------------------------------------
   NOV-98         26.13     107.73     674.64     151.70        94.26      88.24
----------------------------------------------------------------------------------
   DEC-98         27.75     114.43     713.78     160.50        91.03      85.22
----------------------------------------------------------------------------------

Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

                           INDEPENDENT PUBLIC ACCOUNTANTS

         Since February 28, 1997, the Company has engaged BDO Seidman, LLP as its principal accountants. BDO Seidman, LLP audited the Company's financial statements for the periods ending December 31, 1997 and December 31, 1998. A representative from BDO Seidman, LLP will be present at the 1999 Annual Meeting and will be given the opportunity to make a statement and is expected to be available to respond to appropriate questions.

         The Company was formed on November 8, 1996. Price Waterhouse LLP were engaged as the Company's original independent accountants. On February 26, 1997, the Company dismissed Price Waterhouse LLP as independent accountants. The decision to change accountants was approved by the Audit Committee and ratified by the Board of Directors of the Company.

         The Company's balance sheet as of November 8, 1996 was audited by Price Waterhouse LLP. The balance sheet and the report of Price Waterhouse LLP thereon were included in the Company's Form S-11 which was declared effective by the Securities and Exchange Commission on February 6, 1997. In connection with Price Waterhouse LLP's audit of the November 8, 1996 balance sheet and through February 26, 1997, there were no disagreements between the Company and Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the November 8, 1996 balance sheet and there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

         The report of Price Waterhouse LLP on the Company's November 8, 1996 balance sheet did not contain an adverse opinion or a disclaimer of opinion and the report was not qualified or modified as to uncertainty, audit scope or accounting principles.

                            SECURITY OWNERSHIP OF CERTAIN
                           BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS OF THE COMPANY AND PRINCIPAL PARTNERS IN THE OPERATING PARTNERSHIP

         The following table sets forth certain information as of March 10, 1999 regarding the beneficial ownership of Common Stock and OP Units (which are units of limited partnership interest in Golf Trust of America, L.P., the operating partnership through which the Company owns its golf course interests (the "Operating Partnership")) by each director, by each named executive officer of the Company, by all directors and officers of the Company as a group and by each person known to the Company to be the beneficial owner of 5% or more of the outstanding Common Stock. Each person named in the table has sole voting and investment/disposition power with respect to all of the shares of Common Stock or OP Units shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.


                                                          COMMON STOCK                                PARTNERSHIP UNITS
                                                          ------------                                -----------------
                                                                     PERCENTAGE OF SHARES                       PERCENTAGE INTEREST
                                             NUMBER OF SHARES           OF COMMON STOCK          NUMBER OF           IN OPERATING
            NAME OF BENEFICIAL OWNER         OF COMMON STOCK              OUTSTANDING          OP UNITS (1)          PARTNERSHIP
            ------------------------         ---------------              -----------          ------------          -----------
W. Bradley Blair, II.......................     314,378 (2)                    3.9%               12,500(3)                *

David Dick Joseph..........................     242,433 (4)                    3.1%               12,500                   *

Scott D. Peters............................     114,344 (5)                    1.5%                  ---                   ---

Larry D. Young (6).........................                                    ---                3,726,856              70.6%

Roy C. Chapman ............................      15,500 (7)                     *                    ---                   ---

Raymond V. Jones ..........................      16,000 (7)                     *                    ---                   ---

Fred W. Reams .............................      40,000 (7)                     *                    ---                   ---

Edward L. Wax .............................      16,250 (7)                     *                    ---                   ---



Directors and Officers as a group
 (8 persons)...............................       758,905 (8)                  9.0%               3,751,856               71.0%

Alliance Capital Management
L.P (9)....................................       908,400                     11.8%                 --                    --

Firstar Corporation (10)...................       469,250                      6.1%                  --                    --
Firstar Investment Research &
Management Company LLC (11)................       462,850                      6.0%                  --                    --
USAA Investment Management Company
(12).......................................       425,500                      5.5%                   --                   --

Wall Street Associates (13)................       428,200                      5.6%                  --                    --

---------------------------------------------------------------------------------------------------------------------------------
* Less than 1%
---------------------------------------------------------------------------------------------------------------------------------


(1) The Operating Partnership has 5,280,938 OP Units outstanding as of March 10, 1999. OP Units (other than those owned by the Company) may be generally redeemed for cash (or, at the Company's option, for shares of Common Stock on a one-for-one basis) as follows: 50% after the first anniversary of issuance and the remaining 50% after the second anniversary of subject to certain limitations including restrictions on owning more than 9.8% of the outstanding shares of Common Stock.

(2) Includes the 59,507 shares of restricted stock sold by the Company to Mr. Blair, the majority of which remain subject to vesting conditions. Also includes options to purchase 213,333 shares of the Company's Common Stock that have vested and or will vest by May 10, 1999.

(3) Does not include 598,187 OP Units held by Legends of Virginia, LC, a prior owner which contributed two golf courses to the Company. Mr. Blair is the trustee of, and has no equity interest in, a trust that is the managing member of Legends of Virginia, LC by virtue of its 52% voting interest therein. Mr. Blair disclaims any beneficial interest in such OP Units.

(4) Includes the 42,809 shares of restricted stock sold by the Company to Mr. Joseph, the majority of which remain subject to vesting conditions. Also includes options to purchase 176,666 shares of the Company's Common Stock that have vested or will vest by May 10, 1999.

(5) Includes the 32,623 shares of restricted stock sold by the Company to Mr. Peters, the majority of which remain subject to vesting conditions. Also includes options to purchase 66,667 shares of the Company's Common Stock that have vested or will vest by May 10, 1999.

(6)  Mr. Young's address is c/o The Legends Group, 1500 Legends Drive,
     Myrtle Beach, South Carolina 29577. Includes 598,187 OP Units held by Legends of Virginia, LC which are beneficially owned by the children and grandchildren of Mr. Young. Mr. Young disclaims any beneficial ownership in such OP Units.

(7) Includes 15,000 options to purchase shares of the Company's Common Stock which have not been exercised.

(8) Includes 129,839 shares of restricted stock sold by the Company to its executive officers, the majority of which remain subject to vesting. Also includes options to purchase shares of Common Stock that have vested or will vest prior to May 10, 1999.

(9) Information about Alliance Capital Management L.P. is included in reliance on the Schedule 13G filed with the SEC on January 11, 1999 by The Equitable Companies Incorporated, as the parent holding company of Alliance Capital Management L.P., regarding holdings of Company stock on December 31, 1998. The Equitable Companies' address is 1290 Avenue of the Americas, New York, NY 10104. Alliance Capital Management L.P. has sole voting control as to 117,500 shares, shared voting control as to 782,900 shares and sole disposition control as to 908,400 shares.

(10) Information about Firstar Corporation is included in reliance on its
     Schedule 13G filed with the SEC on February 16, 1999 regarding its holdings of Company stock on December 31, 1998. Firstar Corporation's address is 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202. Firstar Corporation has sole voting control as to 434,975 shares, shared voting control as to 34,275 shares, sole disposition control as to 1,800 shares and shared disposition control as to 467,450 shares.

(11) Information about Firstar Investment Research & Management Company, LLC is included in reliance on its Schedule 13G filed with the SEC on February 10, 1999 regarding its holdings of Company stock on December 31, 1998. Firstar Investment Research & Management Company, LLC's address is 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202. Firstar Investment Research & Management Company, LLC has sole voting control as to 79,738 shares, shared voting control as to 382,712 shares, sole disposition control as to 79,738 shares and shared disposition control as to 383,112 shares.

(12) Information about USAA Investment Management Company is included in reliance on its Schedule 13G filed with the SEC on February 10, 1999 regarding its holdings of Company stock on December 31, 1998. USAA Investment Management Company's address is 9800 Fredericksburg Road, San Antonio, Texas 78288.

(13) Information about Wall Street Associates is included in reliance on its
     Schedule 13G filed with the SEC on February 9, 1999 regarding its holdings of Company stock on December 31, 1998. Wall Street Associates' address is 1200 Prospect Street, Suite 100, La Jolla, California 92037. Wall Street Associates has sole voting control as to 267,300 shares, shared voting control as to 0 shares and sole disposition control as to 428,200 shares.

CERTAIN RELATIONSHIPS AND  RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

         Larry Young, a director of the Company, is the majority owner of the Legends lessees (i.e., those lessees that lease the seven courses contributed to the Company by the Legends Group and its affiliates). W. Bradley Blair, II, President and CEO of the Company and Chairman of the Board, is an inactive shareholder in Blair Conaway Bograd & Martin, P.A., a law firm engaged by the Company on a limited basis to provide real estate, corporate and labor law services to the Company.

SANDPIPER TRANSACTION

         Concurrent with the acquisition of Sandpiper Golf Course, in March, 1998, the Company formed a taxable subsidiary, Sandpiper GTA Development, Inc. (the "Taxable Subsidiary") to hold title to a 14-acre development site adjacent to the Sandpiper Golf Course. This structure is designed legally to separate the development and sale activities on such site from the operations of the Company and allows for certain transactions and activities to be undertaken on such property while preserving the REIT status of the Company. These activities involve primarily holding property for sale in the ordinary course and possible development of the site while permitting 95% or more of the economic benefit of the site to accrue to the Company in the form of interest and dividends. The Operating Partnership contributed $360,000 in exchange for all of the non-voting Common Stock of the Taxable Subsidiary, and also made a loan to the Taxable Subsidiary in the amount of $2.7 million, which accrues interest at 9.0% per annum. The Operating Partnership also contributed $1.35 million for the Series A Preferred Stock which provides for a preferred, cumulative return of 8.5%, has a liquidation preference equal to the original capital contribution, and provides for certain participation rights in the sales proceeds of the property owned by the Taxable Subsidiary. Mr. Blair and Mr. Young contributed $22,500 each to the Taxable Subsidiary in exchange for all of the voting Common Stock of the Taxable Subsidiary and signed a promissory note agreeing to contribute an additional $22,500 each to the Taxable Subsidiary, which permits Mr. Blair and Mr. Young, subject to the senior rights of the Operating Partnership as holder of the $2.7 million promissory note and holder of the preferred stock, to participate in a portion of the net sales proceeds of the property of the Taxable Subsidiary.

LOANS TO OFFICERS

         On September 19, 1997, the Company issued 70,000 restricted common shares for $.01 when the market price was $26.1875 to officers of the Company under the 1997 Stock-Based Incentive Plan. On January 1, 1998 the Company issued an additional 20,939 restricted common shares for $.01 when the market was $29.00 to officers of the Company under the 1997 Stock-Based Incentive Plan. Subsequent to these issuance's, loans of approximately $772,000, secured by OP Units and Common Stock, with interest rates of 4.4 to 6.0 percent were made to officers of the Company for the payment of related taxes. Of these amounts, $400,000, $334,000 and $38,000 were made to Messrs.
 Blair, Joseph and Peters for the payment of taxes related to stock grant vesting. The Company agreed to fund up to $490,000 in additional loans related to taxes.

         The Company has agreed to make additional loans of $2.0 million to the Company's executive officers, the proceeds of which (i) must be used (at least sixty percent in total) for the purchase of Company stock on the open market and (ii) the remainder to be used for taxes. Loans of $1,121,000 have been made to officers of the Company to purchase stock on the open market.
Of these amounts $731,000, $488,000 and $352,000 were made for Messrs. Blair, Joseph and Peters to purchase Common Stock on the open market. These loans are collateralized by the shares purchased, bear interest at 4.51% to 4.83% and are due at the earlier of time of sale greater than $25 per share, within 270 days of employee termination or 5 years.

OPTION TO PURCHASE AND RIGHT OF FIRST REFUSAL

         Larry Young, a director of the Company, is majority owner of The Legends Group. The Legends Group contributed seven of its eight golf courses to the Company at the IPO. The Legends Group currently owns one golf course that was not contributed to the Company because it is subject to a ground lease with a short remaining term, and may acquire or develop additional golf courses in the future. The Company has an option and right of first refusal to acquire all such golf courses, pursuant to an Option to Purchase and Right of First Refusal Agreement (the "Option Agreement"). Commencing four years after the public opening of a golf course developed by The Legends Group, or 24 months after the acquisition of an established operating golf course, the Company may purchase the applicable golf course under the Option Agreement for a purchase price based on the net operating income of the golf course, subject to adjustments agreed upon by the parties, divided by a capitalization rate equal to the Company's cost of equity capital plus 200 basis points. For purposes of this calculation, the Company's cost of equity capital is deemed to equal the Company's Funds From Operations yield for the then current fiscal year as published by First Call, less reserves for capital expenditures. In the event The Legends Group receives a bona fide third party offer to acquire a developed golf course, the option will not be effective pending the acquisition by the third party, in which case the Company shall have the right to purchase the developed golf course pursuant to the right of first refusal described below. The Company anticipates that any such developed golf course will have achieved stabilized operating revenues before the Company would consider purchasing such developed golf course from The Legends Group or any affiliate of The Legends Group.

         If the Company does not elect to exercise its option to acquire a golf course owned, acquired or developed by The Legends Group, or if the parties are unable to agree on the adjustments to net operating income for purposes of the pricing formula, then the Company has a right of first refusal under the Option Agreement with respect to such golf course. The right of first refusal will obligate The Legends Group to offer the Company the right to buy any such golf course on the same terms and conditions as The Legends Group intends to offer to any third party. If the Company does not exercise its right to acquire such golf course, The Legends Group will be free to sell to a third party, provided if The Legends Group either opts not to sell the golf course within nine months or reduces the purchase price by 5% or more, The Legends Group must again offer the golf course to the Company. The Option Agreement shall generally run for a period of 10 years after the IPO.

                                 COST OF SOLICITATION

         The expense of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of mails, certain directors, officers or employees of the Company and its subsidiaries, who receive no compensation for their services other than their regular salaries, may solicit personally or by telephone and tabulate the proxies. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owed by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses.

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and American Stock Exchange. Officers, directors and stockholders owning more than 10% of the Common Stock of the Company are required by SEC regulations to furnish the Company with copies of all reports filed pursuant to Section 16(a).

         Based solely on review of copies of such reports required by Section 16(a) and filed by or on behalf of the Company's officers and directors or written representations that no such reports were required, the Company believes that during 1998 all of its officers and directors, and stockholders owning greater that 10% of the Common Stock of the Company complied with all applicable Section 16(a) filing requirements. However, Messrs. Blair, Joseph and Young filed amended Form 3 reports in January 1999 in respect of their OP Unit holdings at the time of the IPO, which holdings were fully disclosed in prior SEC filings, including last year's Proxy Statement, but which were not disclosed in such directors' original Form 3 reports filed in February 1997.

                  STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

         Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit to the Board of Directors proposals to be considered for submission to the stockholders at the 2000 Annual Meeting of Stockholders. Any such proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and may be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Company, Golf Trust of America, Inc., 14 North Adger's Wharf, Charleston, South Carolina, 29401. Any such notice shall set forth:

         (a) the name and address of the stockholder and the text to be introduced;

         (b) the number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the date of the notice; and

         (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice.

         Such notice must be received by Friday, December 3, 1999. The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

                             By Order of the Board of Directors,
                             GOLF TRUST OF AMERICA, INC.




                             /S/ DAVID DICK JOSEPH
                             ------------------------------
                             David Dick Joseph
                             Secretary

                                     EXHIBIT A


                            GOLF TRUST OF AMERICA, INC.
                          1998 STOCK-BASED INCENTIVE PLAN

                                 TABLE OF CONTENTS



1.   THE PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
     1.1  Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-1
     1.2  Administration and Authorization; Power and Procedure. . . . . . .A-1
     1.3  Participation. . . . . . . . . . . . . . . . . . . . . . . . . . .A-2
     1.4  Shares Available for Awards; Share Limits. . . . . . . . . . . . .A-2
     1.5  Grant of Awards. . . . . . . . . . . . . . . . . . . . . . . . . .A-3
     1.6  Award Period.. . . . . . . . . . . . . . . . . . . . . . . . . . .A-3
     1.7  Limitations on Exercise and Vesting of Awards. . . . . . . . . . .A-3
     1.8  Acceptance of Notes to Finance Exercise. . . . . . . . . . . . . .A-3
     1.9  No Transferability; Limited Exception to Transfer
          Restrictions.. . . . . . . . . . . . . . . . . . . . . . . . . . .A-4

2.   OPTIONS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-5
     2.1  Grants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-5
     2.2  Option Price.. . . . . . . . . . . . . . . . . . . . . . . . . . .A-5
     2.3  Limitations on Grant and Terms of Incentive Stock Options. . . . .A-5
     2.4  Limits on 10% Holders. . . . . . . . . . . . . . . . . . . . . . .A-6
     2.5  Option Repricing/Cancellation and Regrant/Waiver of
          Restrictions.. . . . . . . . . . . . . . . . . . . . . . . . . . .A-6
     2.6  Effects of Termination of Employment; Termination of
          Subsidiary Status; Discretionary Provisions. . . . . . . . . . . .A-6
     2.7  Options and Rights in Substitution for Stock Options
          Granted by Other Corporations. . . . . . . . . . . . . . . . . . .A-7

3.   STOCK APPRECIATION RIGHTS (INCLUDING LIMITED STOCK
     APPRECIATION RIGHTS). . . . . . . . . . . . . . . . . . . . . . . . . .A-7
     3.1  Grants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-7
     3.2  Exercise of Stock Appreciation Rights. . . . . . . . . . . . . . .A-7
     3.3  Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-8
     3.4  Limited Stock Appreciation Rights. . . . . . . . . . . . . . . . .A-8

4.   RESTRICTED STOCK AWARDS.. . . . . . . . . . . . . . . . . . . . . . . .A-8
     4.1  Grants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-8
     4.2  Restrictions.. . . . . . . . . . . . . . . . . . . . . . . . . . .A-9
     4.3  Return to the Corporation. . . . . . . . . . . . . . . . . . . . .A-9

5.   PERFORMANCE SHARE AWARDS AND STOCK BONUSES. . . . . . . . . . . . . . .A-9
     5.1  Grants of Performance Share Awards . . . . . . . . . . . . . . . .A-9
     5.2  [Reserved].. . . . . . . . . . . . . . . . . . . . . . . . . . . .A-9
     5.3  Grants of Stock Bonuses. . . . . . . . . . . . . . . . . . . . . .A-9
     5.4  Deferred Payments. . . . . . . . . . . . . . . . . . . . . . . . .A-10

6.   OTHER PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .A-10
     6.1  Rights of Eligible Persons, Participants and Beneficiaries . . . .A-10
     6.2  Adjustments; Acceleration. . . . . . . . . . . . . . . . . . . . .A-10
     6.3  Effect of Termination of Employment. . . . . . . . . . . . . . . .A-11
     6.4  Compliance with Laws.. . . . . . . . . . . . . . . . . . . . . . .A-11


                                      -i-


                                 TABLE OF CONTENTS
                                    (CONTINUED)

     6.5  Tax Withholding. . . . . . . . . . . . . . . . . . . . . . . . . .A-11
     6.6  Plan Amendment, Termination and Suspension.. . . . . . . . . . . .A-12
     6.7  Privileges of Stock Ownership. . . . . . . . . . . . . . . . . . .A-12
     6.8  Effective Date of the Plan.. . . . . . . . . . . . . . . . . . . .A-12
     6.9  Term of the Plan.. . . . . . . . . . . . . . . . . . . . . . . . .A-12
     6.10 Governing Law/Construction/Severability. . . . . . . . . . . . . .A-13
     6.11 Captions.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-13
     6.12 Effect of Change of Subsidiary Status. . . . . . . . . . . . . . .A-13
     6.13 Non-Exclusivity of Plan. . . . . . . . . . . . . . . . . . . . . .A-13

7.   DEFINITIONS.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .A-13
     7.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .A-13


                            GOLF TRUST OF AMERICA, INC.
                          1998 STOCK-BASED INCENTIVE PLAN

1.   THE PLAN

1.1  PURPOSE

The purpose of this Plan is to promote the success of the Company by providing an additional means through the grant of Awards to attract, motivate, retain and reward key employees, including officers, whether or not directors, of the Company with awards and incentives for high levels of individual performance and improved financial performance of the Company. "Corporation" means Golf Trust of America, Inc. and "Company" means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms are defined in Article 7.


1.2  ADMINISTRATION AND AUTHORIZATION; POWER AND PROCEDURE.

(a) COMMITTEE. This Plan shall be administered by and all Awards to Eligible Employees shall be authorized by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by written consent of its members.


(b) PLAN AWARDS; INTERPRETATION; POWERS OF COMMITTEE. Subject to the express provisions of this Plan, the Committee shall have the authority:

     (i) to determine from among those persons eligible the particular Eligible Employees who will receive any Awards;

     (ii) to grant Awards to Eligible Employees, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards;

     (iii) to approve the forms of Award Agreements (which need not be identical either as to type of award or among Participants);

     (iv) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Employee Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

     (v) to cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Employees, subject to any required consent under Section 6.6;

     (vi) to accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum ten-year term of Awards under Section 1.6; and

     (vii) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

(c) BINDING DETERMINATIONS. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.


(d) RELIANCE ON EXPERTS. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

(e) DELEGATION. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

1.3  PARTICIPATION.

Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine.


1.4  SHARES AVAILABLE FOR AWARDS; SHARE LIMITS.

(a) SHARES AVAILABLE. Subject to the provisions of Section 6.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. The shares may be delivered for any lawful consideration.

(b) SHARE LIMITS. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan
     shall not exceed 500,000 shares (the "SHARE LIMIT").   The maximum number
     of shares of Common Stock that may be delivered pursuant to options qualified as Incentive Stock Options granted under this Plan is 500,000 shares. Each of the two foregoing numerical limits shall be subject to adjustment as contemplated by this Section 1.4 and Section 6.2.

(c) CALCULATION OF AVAILABLE SHARES AND REPLENISHMENT. Shares subject to outstanding Awards of derivative securities (as defined in Rule 16a-1(c) under the Exchange Act) shall be reserved for issuance. If any option or other right to acquire shares of Common Stock under an Award shall expire or be cancelled or terminated without having been exercised in full, or any Common Stock subject to a Restricted Stock Award or other Award shall not vest or be delivered, the unpurchased, unvested or undelivered shares subject thereto shall again be available for the purposes of the Plan, subject to any applicable limitations under Section 162(m) of the Code. If a Stock Appreciation Right or similar right is exercised or a Performance Share Award based on the increased market value of a specified number of shares of Common Stock is paid in shares, only the number of shares actually issued shall be charged against the maximum amount of Common Stock that may be delivered pursuant to Awards under this Plan and, if applicable, such Award. If the Corporation withholds shares of Common Stock pursuant to Section 6.5, the number of shares that would have been deliverable with respect to an Award but that are withheld pursuant to the provisions of Section 6.5 may in effect not be issued, and the aggregate number of shares issuable with respect to the applicable Award and under the Plan shall not be reduced by the number of shares withheld and such shares shall be available for additional Awards under this Plan. To the extent a performance share award or dividend equivalent constitutes an equity security (as this phrase is defined in Rule 16a-1 under the Exchange Act) issued by the Corporation and is paid in shares of Common Stock, the number of shares of Common Stock (if any) subject to such Performance Share Award or dividend equivalent shall be charged (but in the case of tandem or substituted Awards or dividend equivalents, without duplication) against the maximum number of shares of Common Stock that may be delivered pursuant to Awards under this Plan. Notwithstanding the foregoing provisions, but subject to Section 6.10(c), Awards payable solely in cash shall not reduce the number of shares available for Awards under this Plan and any imputed charges to the maximum number of shares deliverable under this Plan pursuant to Awards payable in shares or cash shall be reversed to the extent the Awards are actually paid in cash. To the extent any shares were previously reserved in respect of such Awards payable in cash or shares, the number of shares not issued shall again be available for purposes of this Plan.

1.5  GRANT OF AWARDS.

Subject to the express provisions of this Plan, the Committee shall determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of performance share awards, in addition to matters addressed in Section 1.2(b), the specific objectives, goals and performance criteria (such as an increase in sales, market value, earnings or book value over a base period, the years of service before vesting, the relevant job classification or level of responsibility or other factors) that further define the terms of the performance share award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee consistent with the specific provisions of this Plan.

1.6  AWARD PERIOD.

Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but in the case of Options or other rights to acquire Common Stock not later than ten (10) years after the Award Date.

1.7  LIMITATIONS ON EXERCISE AND VESTING OF AWARDS.

(a) PROVISIONS FOR EXERCISE. Unless the Committee otherwise expressly provides, no Award shall be exercisable or shall vest until at least six months after the initial Award Date, and once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award.

(b) PROCEDURE. Any exercisable Award shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with
     Section 2.2(a), as the case may be.

(c) FRACTIONAL SHARES/MINIMUM ISSUE. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Persons that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

1.8  ACCEPTANCE OF NOTES TO FINANCE EXERCISE.

The Corporation may, with the Committee's approval, accept one or more notes from any Eligible Person in connection with the exercise or receipt of any outstanding Award; provided that any such note shall be subject to the following terms and conditions:

(a) The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under the Plan and the note shall be delivered directly to the Corporation in consideration of such exercise or receipt.

(b) The initial term of the note shall be determined by the Committee; PROVIDED that the term of the note, including extensions, shall not exceed a period of five years.

(c) The note shall provide for full recourse to the Participant and shall bear interest at a rate determined by the Committee but not less than the interest rate necessary to avoid the imputation of interest under the Code.

(d) If the employment of the Participant terminates, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of such shares would cause such Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions (or deemed transactions in securities of this Corporation) by the Participant subsequent to such termination.

(e) If required by the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby in compliance with applicable law.

(f) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

1.9  NO TRANSFERABILITY; LIMITED EXCEPTION TO TRANSFER RESTRICTIONS.

(a) LIMIT ON EXERCISE AND TRANSFER. Unless otherwise expressly provided in (or pursuant to) this Section 1.9, by applicable law and by the Award Agreement, as the same may be amended, (i) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; Awards shall be exercised only by the Participant; and (ii) amounts payable or shares issuable pursuant to an Award shall be delivered only to (or for the account of) the Participant.

(b) EXCEPTIONS. The Committee may permit Awards to be exercised by and paid only to certain persons or entities related to the Participant, including but not limited to members of the Participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's family and/or charitable institutions, or to such other persons or entities as may be approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration). Notwithstanding the foregoing, ISOs and Restricted Stock Awards shall be subject to any and all additional transfer restrictions under the Code.

(c) FURTHER EXCEPTIONS TO LIMITS ON TRANSFER. The exercise and transfer restrictions in Section 1.9(a) shall not apply to:

     (i)   transfers to the Corporation,

     (ii) the designation of a beneficiary to receive benefits in the event of the Participant's death or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

     (iii) transfers pursuant to a QDRO order,

     (iv) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the

           Participant by his or her legal representative, or

     (v) the authorization by the Committee of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.

2.   OPTIONS.

2.1  GRANTS.

One or more Options may be granted under this Article to any Eligible Person. Each Option granted shall be designated in the applicable Award Agreement, by the Committee as either an Incentive Stock Option, subject to Section 2.3, or a Non-Qualified Stock Option.

2.2  OPTION PRICE.

(a) PRICING LIMITS. The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee at the time of the Award, but in the case of Incentive Stock Options shall not be less than 100% (110% in the case of a Participant described in Section 2.4) of the Fair Market Value of the Common Stock on the date of grant and in all cases shall not be less than the par value thereof.

(b) PAYMENT PROVISIONS. The purchase price of any shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods:

     (i)    in cash or by electronic funds transfer;

     (ii)   by check payable to the order of the Corporation;

     (iii) if authorized by the Committee or specified in the applicable Award Agreement, by a promissory note of the Participant consistent with the requirements of Section 1.8;

     (iv) by notice and third party payment in such manner as may be authorized by the Committee; or

     (v) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, PROVIDED, HOWEVER, that the Committee may in its absolute discretion limit the Participant's ability to exercise an Award by delivering such shares, and provided further that any shares delivered which were initially acquired upon exercise of a stock option must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

2.3  LIMITATIONS ON GRANT AND TERMS OF INCENTIVE STOCK OPTIONS.

(a) $100,000 LIMIT. To the extent that the aggregate "Fair Market Value" of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company or any parent corporation, such options shall be treated as Nonqualified Stock Options. For this purpose, the "Fair Market Value" of the stock subject to options shall be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

(b) OPTION PERIOD. Each Option and all rights thereunder shall expire no later than 10 years after the Award Date.

(c) OTHER CODE LIMITS. Incentive Stock Options may only be granted to Eligible Employees of the Corporation or a Subsidiary that satisfies the other eligibility requirements of the Code. There shall be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

2.4  LIMITS ON 10% HOLDERS.

No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.


2.5  OPTION REPRICING/CANCELLATION AND REGRANT/WAIVER OF RESTRICTIONS.

Subject to Section 1.4 and Section 6.6 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person any adjustment in the exercise or purchase price, the vesting schedule, the number of shares subject to, the restrictions upon or the term of, an Award granted under this Article by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means. Such amendment or other action may result among other changes in an exercise or purchase price which is higher or lower than the exercise or purchase price of the original or prior Award, provide for a greater or lesser number of shares subject to the Award, or provide for a longer or shorter vesting or exercise period.


2.6 EFFECTS OF TERMINATION OF EMPLOYMENT; TERMINATION OF SUBSIDIARY STATUS; DISCRETIONARY PROVISIONS.

(a) OPTIONS - RESIGNATION OR DISMISSAL. If the Participant's employment by (or other service specified in the Award Agreement to) the Company terminates for any reason (the date of such termination being referred to as the "SEVERANCE DATE") other than Retirement, Total Disability or death, the Participant shall have, unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by
     Section 1.6 or 6.2, three months after the Severance Date to exercise any Option to the extent it shall have become exercisable on the Severance Date. The Option, to the extent not exercisable on the Severance Date, shall terminate.

(b) OPTIONS - DEATH OR DISABILITY. If the Participant's employment by (or specified service to) the Company terminates as a result of Total Disability or death, the Participant, Participant's Personal Representative or his or her Beneficiary, as the case may be, shall have, unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.2, until 12 months after the Severance Date to exercise any Option to the extent it shall have become exercisable by the Severance Date. Any Option to the extent not exercisable on the Severance Date shall terminate.

(c) OPTIONS - RETIREMENT. If the Participant's employment by (or specified service to) the Company terminates as a result of Retirement, the Participant, Participant's Personal Representative or his or her Beneficiary, as the case may be, shall have, unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or 6.2, until 12 months after the Severance Date to exercise any Nonqualified Stock Option (three months after the Severance Date in the case of an Incentive Stock Option) to the extent it shall have become exercisable by the Severance Date. The Option, to the extent not exercisable on the Severance Date, shall terminate.

(d) CERTAIN SARS. Any SAR granted concurrently or in tandem with an Option shall have the same post-termination provisions and exercisability periods as the Option to which it relates, unless the Committee otherwise provides.

(e) OTHER AWARDS. The Committee shall establish in respect of each other Award granted hereunder the Participant's rights and benefits (if any) in the event of a termination of employment and in so doing may make distinctions based upon the cause of termination and the nature of the Award.

(f)  COMMITTEE DISCRETION.  Notwithstanding the foregoing provisions of this
     Section 2.6, in the event of, or in anticipation of, a termination of employment with the Company for any reason, other than discharge for cause, the Committee may, in its discretion, increase the portion of the Participant's Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, or, subject to the provisions of Section 1.6, extend the exercisability period upon such terms as the Committee shall determine and expressly set forth in or by amendment to the Award Agreement.

2.7 OPTIONS AND RIGHTS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS. OPTIONS AND STOCK APPRECIATION RIGHTS MAY BE GRANTED TO ELIGIBLE PERSONS UNDER THIS PLAN IN SUBSTITUTION FOR EMPLOYEE STOCK OPTIONS GRANTED BY OTHER ENTITIES TO PERSONS WHO ARE OR WHO WILL BECOME ELIGIBLE PERSONS IN RESPECT OF THE COMPANY, IN CONNECTION WITH A DISTRIBUTION, MERGER OR REORGANIZATION BY OR WITH THE GRANTING ENTITY OR AN AFFILIATED ENTITY, OR THE ACQUISITION BY THE COMPANY, DIRECTLY OR INDIRECTLY, OF ALL OR A SUBSTANTIAL PART OF THE STOCK OR ASSETS OF THE OTHER ENTITY.

3.   STOCK APPRECIATION RIGHTS (INCLUDING LIMITED STOCK APPRECIATION RIGHTS).

3.1  GRANTS.

In its discretion, the Committee may grant to any Eligible Person Stock Appreciation Rights either concurrently with the grant of another Award or in respect of an outstanding Award, in whole or in part, or independently of any other Award. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder otherwise agrees.


3.2  EXERCISE OF STOCK APPRECIATION RIGHTS.

(a) EXERCISABILITY. Unless the Award Agreement or the Committee otherwise provides, a Stock Appreciation Right related to another Award shall be exercisable at such time or times, and to the extent, that the related Award shall be exercisable.


(b) EFFECT ON AVAILABLE SHARES. To the extent that a Stock Appreciation Right is exercised, only the actual number of delivered shares of Common Stock shall be charged against the maximum amount of Common Stock that may be delivered pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant shall, however, be reduced by the number of underlying shares as to which the exercise related, unless the Award Agreement otherwise provides.

(c) STAND-ALONE SARS. A Stock Appreciation Right granted independently of any other Award shall be exercisable pursuant to the terms of the Award Agreement but in no event earlier than six months after the Award Date, except in the case of death or Total Disability.

3.3  PAYMENT.

(a) AMOUNT. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Award, the Participant shall be entitled to receive payment of an amount determined by multiplying:

     (i) the difference obtained by subtracting the exercise price per share of Common Stock under the related Award (if applicable) or the initial share value specified in the Award from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

     (ii) the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

(b) FORM OF PAYMENT. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (a) above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose.

3.4  LIMITED STOCK APPRECIATION RIGHTS.

The Committee may grant to any Eligible Person Stock Appreciation Rights exercisable only upon or in respect of a change in control or any other specified event ("Limited SARs") and such Limited SARs may relate to or operate in tandem or combination with or substitution for Options, other SARs or other Awards (or any combination thereof), and may be payable in cash or shares based on the spread between the base price of the SAR and a price based upon the Fair Market Value of the Shares during a specified period or at a specified time within a specified period before, after or including the date of such event.

4.   RESTRICTED STOCK AWARDS.

4.1  GRANTS.

The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) by the Participant, the extent (if any) to which and the time (if ever) at which the Participant shall be entitled to dividends, voting and other rights in respect of the shares prior to vesting, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Such restrictions shall not lapse earlier than six months after the Award Date, except to the extent the Committee may otherwise provide. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions ("Restricted Shares") shall bear a legend making appropriate reference to the restrictions imposed hereunder and shall be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

4.2  RESTRICTIONS.

(a) PRE-VESTING RESTRAINTS. Except as provided in Section 4.1 and 1.9, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on such shares have lapsed and the shares have become vested.

(b) DIVIDEND AND VOTING RIGHTS. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that such rights shall terminate immediately as to any Restricted Shares which cease to be eligible for vesting.

(c) CASH PAYMENTS. If the Participant shall have paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any restricted shares which cease to be eligible for vesting.

4.3  RETURN TO THE CORPORATION.

Unless the Committee otherwise expressly provides, Restricted Shares that remain subject to restrictions at the time of termination of employment or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Corporation in such manner and on such terms as the Committee shall therein provide.

5.   PERFORMANCE SHARE AWARDS AND STOCK BONUSES.

5.1  GRANTS OF PERFORMANCE SHARE AWARDS.

The Committee may, in its discretion, grant Performance Share Awards to Eligible Persons based upon such factors as the Committee shall deem relevant in light of the specific type and terms of the award. An Award Agreement shall specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares or cash to the Participant shall be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award shall be based upon the degree of attainment over a specified period of not more than 10 years (a "performance cycle") as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Committee consistent with Section 6.10(c)(2), if applicable may determine.

5.2  [RESERVED].

5.3  GRANTS OF STOCK BONUSES.

The Committee may grant a Stock Bonus to any Eligible Person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Committee. The number of shares so awarded shall be determined by the Committee. The Award may be granted independently or in lieu of a cash bonus.

5.4  DEFERRED PAYMENTS.

The Committee may authorize for the benefit of any Eligible Person the deferral of any payment of cash or shares that may become due or of cash otherwise payable under this Plan, and provide for accredited benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

6.   OTHER PROVISIONS.

6.1  RIGHTS OF ELIGIBLE PERSONS, PARTICIPANTS AND BENEFICIARIES.

(a) EMPLOYMENT STATUS. Status as an Eligible Person shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Person or to Eligible Persons generally.

(b) NO EMPLOYMENT CONTRACT. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

(c) PLAN NOT FUNDED. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and (except as provided in Section 1.4(c)) no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

6.2  ADJUSTMENTS; ACCELERATION.

(a) ADJUSTMENTS. If there shall occur any extraordinary dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Corporation, or there shall occur any similar, unusual or extraordinary corporate transaction or event in respect of the Common Stock or a sale of substantially all the assets of the Corporation as an entirety, then the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable
     (1) proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of Awards (including the specific maximum and numbers of shares set forth elsewhere in this Plan), (b) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (c) the grant, purchase, or exercise price of any or all outstanding Awards, (d) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (e) the performance standards appropriate to any outstanding Awards, or (2) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock of the Corporation upon or in respect of such event; PROVIDED, HOWEVER, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be made which would cause the Plan to violate
     Section 424(a) of the Code or any successor provisions thereto without the written consent of holders materially adversely affected thereby.
     In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to shareholders generally.

(b) ACCELERATION OF AWARDS UPON CHANGE IN CONTROL. As to any Participant, unless prior to a Change in Control Event the Committee determines that, upon its occurrence, there shall be no acceleration of benefits under Awards or determines that only certain or limited benefits under Awards shall be accelerated and the extent to which they shall be accelerated, and/or establishes a different time in respect of such Event for such acceleration, then upon the occurrence of a Change in Control Event (i) each Option and Stock Appreciation Right shall become immediately exercisable, (ii) Restricted Stock shall immediately vest free of restrictions, and (iii) each Performance Share Award shall become payable to the Participant. The Committee may override the limitations on acceleration in this Section 6.2(b) by express provision in the Award Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with applicable regulatory requirements, including without limitation Section 422 of the Code.

6.3  EFFECT OF TERMINATION OF EMPLOYMENT.

The Committee shall establish in respect of each Award granted to an Eligible Person the effect of a termination of employment on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination.

6.4  COMPLIANCE WITH LAWS.

This Plan, the granting and vesting of Awards under this Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

6.5  TAX WITHHOLDING.

(a) CASH OR SHARES. Upon any exercise, vesting, or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such Award event or payment or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may in its sole discretion grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

(b) TAX LOANS. The Company may, in its discretion and to the extent permitted by law, authorize a loan to an Eligible Person in the amount of any taxes which the Company may be required to withhold, or for which the Eligible Person may otherwise be liable, with respect to shares of Common Stock received (or disposed of, as the case may be) pursuant to a transaction described in Section 6.5(a). Such a loan shall be for a term, at a rate of interest and pursuant to such other terms and conditions as the Company, under applicable law may establish and such loan need not comply with the provisions of Section 1.8.

6.6  PLAN AMENDMENT, TERMINATION AND SUSPENSION.

(a) BOARD AUTHORIZATION. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

(b) SHAREHOLDER APPROVAL. Any amendment that would (i) materially increase the benefits accruing to Participants under this Plan, (ii) materially increase the aggregate number of securities that may be issued under this Plan, or
     (iii) materially modify the requirements as to eligibility for participation in this Plan, shall be subject to shareholder approval only to the extent then required by Section 425 of the Code or applicable law, or deemed necessary or advisable by the Board.

(c) AMENDMENTS TO AWARDS. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Eligible Persons that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, his or her rights and benefits under an Award.

(d) LIMITATIONS ON AMENDMENTS TO PLAN AND AWARDS. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 6.2 shall not be deemed to constitute changes or amendments for purposes of this Section 6.6.

6.7  PRIVILEGES OF STOCK OWNERSHIP.

Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as shareholders for which a record date is prior to such date of delivery.

6.8  EFFECTIVE DATE OF THE PLAN.

This Plan shall be effective as of November 11, 1998, the date of Board approval.

6.9  TERM OF THE PLAN.

No Award shall be granted under this Plan after more than ten years after the effective date of this Plan (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the termination date may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award, shall continue during any suspension of this Plan and in respect of

Awards outstanding on the termination date.

6.10 GOVERNING LAW/CONSTRUCTION/SEVERABILITY.

(a) CHOICE OF LAW. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of incorporation of the Corporation.
(b) SEVERABILITY. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
(c)  PLAN CONSTRUCTION.

(1) Rule 16b-3. It is the intent of the Corporation that transactions in and affecting Awards in the case of Participants who are or may be subject to
     Section 16 of the Exchange Act satisfy any then applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under
     Section 16 of the Exchange Act in respect of those transactions and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Corporation and is consistent with the purposes of this Plan as to such persons in the circumstances.

6.11 CAPTIONS.

Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

6.12 EFFECT OF CHANGE OF SUBSIDIARY STATUS.

For purposes of this Plan and any Award hereunder, if an entity ceases to be a Subsidiary a termination of employment and service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company.

6.13 NON-EXCLUSIVITY OF PLAN.

Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

7.   DEFINITIONS.

7.1  DEFINITIONS.

(a) "AWARD" shall mean an award of any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, performance share award, dividend equivalent or deferred payment right or other right or security that would constitute a "derivative security" under Rule 16a-1(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

(b) "AWARD AGREEMENT" shall mean any writing setting forth the terms of an Award that has been authorized by the Committee.

(c) "AWARD DATE" shall mean the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award or, in the case of Awards under Article 8, the applicable dates set forth therein.

(d) "AWARD PERIOD" shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

(e) "BENEFICIARY" shall mean the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

(f)  "BOARD" shall mean the Board of Directors of the Corporation.

(g)  "CHANGE IN CONTROL EVENT" shall mean any of the following:

     (i) Approval by the shareholders of the Corporation of the dissolution or liquidation of the Corporation; or

     (ii) Approval by the shareholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries or other affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization); or

     (iii) Approval by the shareholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not a Subsidiary or other affiliate; or

     (iv) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange
            Act), directly or indirectly, of securities of the Corporation representing more than 25% of the combined voting power of the Corporation's then outstanding securities entitled to then vote generally in the election of directors of the Corporation; or

     (v) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each new Board member was approved by a vote of at least two-thirds of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

(h) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(i)  "COMMISSION" shall mean the Securities and Exchange Commission.

(j) "COMMITTEE" shall mean the Board or a committee appointed by the Board to administer this Plan, which committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom, in respect of any decision at a time when the Participant affected by the decision may be subject to Section 162(m) of the Code, shall be Disinterested.

(k) "COMMON STOCK" shall mean the Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan.

(l)  "COMPANY" shall mean, collectively, the Corporation and its Subsidiaries.

(m) "CORPORATION" shall mean Golf Trust of America, Inc., a Maryland corporation, and its successors.

(n) "DISINTERESTED" shall mean a disinterested director or an "outside director" within the meaning of any mandatory legal or regulatory requirements, including Section 162(m) of the Code.

(o) "ELIGIBLE EMPLOYEE" shall mean an officer (whether or not a director) or key employee of the Company.

(p) "ELIGIBLE PERSON" means an Eligible Employee, or any Other Eligible Person, as determined by the Committee in its discretion.

(q) "ERISA" shall mean the Employee Retirement Income Security At of 1974, as amended from time to time.

(r) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

(s) "FAIR MARKET VALUE" on any date shall mean (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date or for purposes of awards made prior to the opening of such exchange on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or (iv) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan.

(t) "INCENTIVE STOCK OPTION" shall mean an Option which is intended, as evidenced by its designation, as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions (including but not limited to the receipt of shareholder approval of this Plan, if the Award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

(u) "NONQUALIFIED STOCK OPTION" shall mean an Option that is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

(v) "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board of Directors of the Corporation who is not an officer or employee of the Company.

(w)  [reserved]

(x) "OPTION" shall mean an option to purchase Common Stock granted under this Plan. The Committee shall designate any Option granted to an Eligible Person as a Nonqualified Stock Option or an Incentive Stock Option.

(y) "OTHER ELIGIBLE PERSON" shall mean any Non-Employee Director or any individual consultant or advisor who or (to the extent provided in the next sentence) agent who renders or has rendered BONA FIDE services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction) to the Company, and who is selected to participate in this Plan by the Committee. A non-employee agent providing BONA FIDE services to the Company (other than as an eligible advisor or consultant) may also be selected as an Other Eligible Person if such agent's participation in this Plan would not adversely affect (x) the Corporation's eligibility to use Form S-8 to register under the Securities Act of 1933, as amended, the offering of shares issuable under this Plan by the Company or (y) the Corporation's compliance with any other applicable laws.

(z) "PARTICIPANT" shall mean an Eligible Person who has been granted an Award under this Plan.

(aa) "PERFORMANCE SHARE AWARD" shall mean an Award of a right to receive shares of Common Stock under Section 5.1, or to receive shares of Common Stock or other compensation (including cash) under Section 5.2, the issuance or payment of which is contingent upon, among other conditions, the attainment of performance objectives specified by the Committee.

(bb) "PERSONAL REPRESENTATIVE" shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

(cc) "PLAN" shall mean this Golf Trust of America, Inc. 1997 Stock-Based Incentive Plan.

(dd) "QDRO" shall mean a qualified domestic relations order.

(ee) "RESTRICTED SHARES" OR "RESTRICTED STOCK" shall mean shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

(ff) "RETIREMENT" shall mean retirement with the consent of the Company or, from active service as an employee or officer of the Company on or after attaining age 55 with 10 or more years of service or after age 65.

(gg) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

(hh) "SECTION 16 PERSON" shall mean a person subject to Section 16(a) of the Exchange Act.

(ii) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

(jj) "STOCK APPRECIATION RIGHT" shall mean a right authorized under this Plan to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock.

(kk) "STOCK BONUS" shall mean an Award of shares of Common Stock granted under this Plan for no consideration other than past services and without restriction other than such transfer or other restrictions as the Committee may deem advisable to assure compliance with law.

(ll) "SUBSIDIARY" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

(mm) "TOTAL DISABILITY" shall mean a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

                    Proxy for 1999 Annual Meeting of Stockholders

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Golf Trust of America, Inc., a Maryland corporation, hereby acknowledges receipt of the Notice of 1999 Annual Meeting of Stockholders and Proxy Statement and the 1998 Annual Report and hereby appoints W. Bradley Blair, II and David Dick Joseph as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of the Common Stock of Golf Trust of America, Inc. held of record by the undersigned on April 1, 1999 at the 1999 Annual Meeting of Stockholders to be held May 3, 1999 and any and all adjournments or postponements thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR EACH DIRECTOR NOMINEE NAMED IN PROPOSAL 2 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

                   [Continued and to be signed on the reverse side]


--------------------------------------------------------------------------------


                                 FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR Proposal 1 and FOR the nominees listed in Proposal 2.

1.       To approve the Company's 1998 Stock-Based Incentive Plan.

         FOR       AGAINST        ABSTAIN
         [ ]         [ ]            [ ]

2. To elect the following directors to serve for a term of three years and until their successors are elected and qualified:

         [ ] FOR the nominees listed below (except as marked to the contrary below).

         [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below.

         W. Bradley Blair, II

         Raymond V. Jones

         (Instruction: To withhold authority to vote for only one nominee, strike a line through that nominee's name)

3. In their discretion, the proxies are authorized to vote upon matters not known to the Board of Directors as of the date of the accompanying proxy statement, approval of minutes of the prior annual meeting, matters incident to the conduct of the meeting and to vote for any nominee of the Board whose nomination results from the inability of any of the above named nominees to serve.

         In addition, the proxies are authorized, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting. The Board of Directors recommends a vote FOR Proposal 1 and FOR the nominees listed in Proposal 2. This proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED ABOVE AND FOR PROPOSAL 1.

                        PLEASE RETURN YOUR EXECUTED PROXY TO
                           CHASEMELLON SHAREHOLDER SERVICES
              IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PRE-PAID ENVELOPE



Signature(s)  __________________________________      Dated: ___________, 1999

Print name(s) __________________________________
(Print name(s) as it/they appear on certificates)
Please print name(s) appearing on each share certificate(s) over which you have voting authority.


I plan to attend the 1999 Annual Meeting of Stockholders.  [  ]